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                                                                    Exhibit 4.3

                                EMCOR Group, Inc.
                      Second Amendment to Credit Agreement

Harris Trust and Savings Chicago, Illinois and the other from time to time Lenders party to the Credit Agreement referred to below

Gentlemen:

      We refer to the Credit Agreement dated as of June 19, 1996 as amended and currently in effect between the EMCOR Group, Inc., DYN Specialty Contracting, Inc., EMCOR (UK) Limited and you (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon your acceptance hereof in the space provided for that purpose below, this letter shall serve to amend the Credit Agreement as follows:

     1. Addition of Drake & Scull Engineering Ltd. as a Borrower in lieu of EMCOR (UK) Limited.

      Subject to all of the terms and conditions hereof and of the Credit Agreement, Drake & Scull Engineering Ltd., a United Kingdom corporation ("Drake & Scull"), shall be and become a Borrower under the Credit Agreement with a Sublimit equal to the U.S. Dollar Equivalent of (pound)12,000,000 and subject to such Sublimit Drake & Scull shall have all of the rights and obligations of a "Borrower" under the Credit Agreement all with the same force and effect as though it were a signatory as a Borrower thereto and EMCOR (UK) Limited, a United Kingdom corporation, shall cease to be a "Borrower" under the Credit Agreement. Drake & Scull hereby agrees to be bound by, and to pay, perform and observe, all of the obligations and agreements of EMCOR (UK) Limited under that certain Application and Agreement for Irrevocable Standby Letter of Credit dated as of July 12, 1996 and executed and delivered by EMCOR (UK) Limited to the Agent (the "London Underground Application") pursuant to which the Agent has issued its Letter of Credit number SPL 35322 in favor of Barclays Bank PLC in the amount of (pound)7,387,754 all with the same force and effect as though Drake & Scull had executed the London Underground Application. The liability of Drake & Scull under the London Underground Application shall be deemed a utilization of the Activated Commitments but such liability and the liability of Drake & Scull under any amendment to the London Underground Application that does not increase the amount of the Letter of Credit issued pursuant thereto above the amount set forth above shall not count against Sublimit of Drake & Scull and the amount of credit available under such Sublimit shall be computed exclusive of the liability under the London Underground Application and any such amendment. Guarantees and Collateral shall be provided by Drake & Scull as and when required by Section 4(c) hereof.

      2.    Addition of LaSalle National Bank and Bank of Scotland as Lenders

      Subject to all of the terms and conditions hereof, LaSalle National Bank and Bank of Scotland shall be and become Lenders under the Credit Agreement with Commitments (each of which shall be an Activated Commitment) in the amounts set forth opposite their signatures hereto and with an address for notices as set forth on the signature pages hereto. Each of LaSalle National Bank and Bank of Scotland shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents and makes all of the acknowledgments and undertakings to the Agent as are set forth in Section 10 of the Credit Agreement. Each of LaSalle National Bank and Bank of Scotland shall be entitled to receive its Percentage of all commitment fees accruing under
Section 3.1 of the Credit Agreement from and after the date this Second Amendment to Credit Agreement becomes effective and of all Letter of Credit fees payable under the first sentence of Section 3.3 of the Credit Agreement from and after the date this Second Amendment to Credit Agreement becomes effective. The Letters of Credit and Revolving Loans which are outstanding as December 23, 1996 are listed on Schedule I attached hereto. After giving effect to LaSalle National Bank and Bank of Scotland becoming "Lenders" under the Credit Agreement and other Loan Documents, $15,000,000 of the Tranche D Activation shall be deemed to have occurred.

     3. Non Dollar Borrowings. Anything contained in the Credit Agreement to the contrary notwithstanding, all Borrowings (and repayments thereof) shall be in U.S. Dollars unless and until the Borrowers and all Lenders otherwise agree in writing.

      4.    Amendments to Specific Provisions of the Credit Agreement.

      The Credit Agreement shall be further amended as follows:

     (a) Section 1.1 (Revolving Credit).

            Section 1.1 of the Credit Agreement shall be amended by adding the following immediately after the third sentence thereof:

            "The foregoing to the contrary notwithstanding, not more than the greater of $10,000,000 or an amount equal to 15% of the Activated Commitments (but in any event not more than $15,000,000) of the Credit Utilizations extended to Borrowers other than Drake & Scull shall be utilized at any time for purposes other than funding and carrying loans to Operating Companies (the "Operating Company Loans") or, in the case of Letters of Credit, to support obligations of Operating Companies. The Operating Company Loans shall be evidenced by promissory notes of the Operating Companies which are pledged to the Agent as collateral security for the Obligations. Letters of Credit shall be deemed to support obligations of Operating Companies if they support payment of obligations incurred by a Borrower for the benefit of Operating Companies and notwithstanding the fact that they may similarly benefit Borrowers or other subsidiaries thereof."

     (b) Section 1.3 (Letters of Credit).

            Section 1.3(b) of the Credit Agreement shall be amended by adding the following immediately after the first sentence thereof:

            "Each Application executed after December 23, 1996 shall also be co-signed by each Restricted Subsidiary which is liable in respect of the obligation supported thereby (pursuant to which co-signature such Restricted Subsidiaries shall become liable for the reimbursement obligations in respect of the related Letter of Credit) and, in the case of Letters of Credit which support obligations undertaken by a Borrower for the benefit of itself and/or one or more Restricted Subsidiaries (such as letters of credit issued in connection with insurance arrangements which benefit Restricted Subsidiaries), by all Restricted Subsidiaries benefited thereby."

     (c) Section 4. The Collateral and the Guarantees..

            Section 4 of the Credit Agreement shall be amended by adding the following Section 4.3 thereto:

            "Section 4.3. Certain Guarantees and Collateral. Anything contained in Section 4.1, 4.2 or 6.3(b) hereof to the contrary notwithstanding and whether or not the other conditions precedent to the Tranche B Activation shall have occurred, by not later than April 30, 1997 the conditions contained in clauses (ii) (construed without regard to the parenthetical clause thereof), (iii), (iv) and (v) of Section 6.3(b) shall be satisfied."

     (d) Section 4.1 (The Collateral).

            Clause (viii) of the second proviso to the first sentence of Section
4.1 of the Credit Agreement shall be amended by adding the following immediately after the phrase "in the aggregate":

            "(except that the notes evidencing the Operating Company Loans shall be delivered to the Agent and the liens thereon perfected)".

     (e)  Section  6.3.  Activation  of the  Commitments.  The last  sentence of
Section 6.3 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

            "Upon any Tranche D Activation occurring subsequent to the activation accomplished by the December 24, 1996 Second Amendment to Credit Agreement and upon the occurrence of any Tranche B Activation or Tranche C Activation the Commitment of Harris Trust and Savings Bank shall be reduced by the amount of the activation in question. Fifty percent of each such reduction shall be taken against the amount of the Commitment of Harris Trust and Savings Bank which was an Activated Commitment prior to giving effect to the activation in question unless and until the Activated Commitment of Harris Trust and Savings Bank is reduced to $25,000,000 after which all of such reductions shall be taken against the inactive portion of the Harris Trust and Savings Bank Commitment."

     (f) Section 9.1 (Definitions).

            Section 9.1 of the Credit Agreement shall be amended by inserting the following definitions therein in alphabetical order:

            "Drake & Scull" shall mean Drake & Scull Engineering Ltd., a United Kingdom corporation.

            "Operating Company" shall mean any Restricted Subsidiary whose principal activity consists of the conduct of a trade or business rather than the ownership of equity securities or intangible assets or the provision of administrative or other support services to companies engaged in the operation of a trade or business or the ownership of tangible assets."

            "Operating Company Loan" shall mean a loan from a Borrower other than Drake & Scull to an Operating Company authorized by resolutions of the Board of Directors of such Operating Company which is (i) payable upon demand, bears interest at the prime commercial rate, the lender's cost of funding such loan or another rate of interest or index rate which is fair and reasonable to both the borrower and the lender and be payable in a stated maximum principal amount, and
            (ii) evidenced by a promissory note of the applicable Operating Company, reasonably acceptable to the Agent payable to the order of the applicable Borrower upon demand, which note has been endorsed in blank or to the Agent for collateral purposes and delivered to the Agent and as to which the Operating Company in question has executed as of or prior to the time of determination an acknowledgement of pledge in favor of the Agent in the form attached hereto as Exhibit F.

      In addition, the definitions of the terms "Lenders" and "Required Lenders" shall be amended and as so amended shall be restated in their entirety to read as follows:

            ""Lenders" shall mean Harris Trust and Savings Bank, LaSalle National Bank, Bank of Scotland and all other lenders becoming parties hereto pursuant to Section 11.18 hereof."

            ""Required Lenders" shall mean at any time Lenders whose Percentages aggregate 66 and 2/3% or more."

     (g) Sections  10.4 and 10.5 (Costs and Expenses  and  Indemnity).  Sections
10.4 and 10.5 of the Credit Agreement shall be amended by striking the last sentence of each of such Sections.

     (h) Section 11.1(b) (U.S. Withholding Tax Exemption). Section 11.1(b) of the Credit Agreement shall be amended by inserting the following at the end thereof:

            Notwithstanding the foregoing, (i) a Lender which becomes a Lender after the date hereof shall not be required to submit a Form 1001 or Form 4224 until the date it becomes a Lender; and (ii) a Lender shall have no obligations to provide either such Form (or successor form) subsequent to the date it becomes a Lender if such Lender is excused from doing so pursuant to Section 11.1(c).

      5.    Exhibits.

      The Credit Agreement shall be amended by adding Exhibit F thereto in the form annexed hereto.

      6.    Conditions Precedent to Effectiveness.

      This Second Amendment to Credit Agreement shall become effective upon satisfaction of each of the following conditions precedent:

     (a) The Agent shall have received counterparts hereof which, taken together, bear the signatures of the Borrowers, the Lenders and EMCOR (UK) Limited;

     (b) The Agent shall have received a Revolving Credit Note of Drake & Scull Engineering Ltd. for each Lender in such Lender's pro rata share of the Sublimit of Drake & Scull Engineering Ltd. (each such Revolving Credit Note to constitute a "Revolving Credit Note" and a "Note" for all purposes of the Loans Documents);

     (c) The Agent shall have received Resolutions of the Board of Directors of Drake & Scull Engineering Ltd. authorizing its becoming a Borrower party to the Credit Agreement, the execution and delivery by it of Revolving Credit Notes and its becoming liable in respect of loans and letters of credit as a "Borrower" hereunder;

     (d) The Agent shall have received an acknowledgement from each of the Guarantors that Drake & Scull Engineering Ltd. shall be treated as a "Borrower" for purpose of its Guaranty;

     (e) the Agent shall have received for each of LaSalle National Bank and Bank of Scotland a Revolving Credit Note of each Borrower properly signed and completed;

     (f) each of LaSalle National Bank and Bank of Scotland shall have received such non-refundable fees as may have been agreed to between them and the Borrowers; and

     (g) the Agent shall have paid to each of LaSalle National Bank and The Bank of Scotland their respective Percentages of all Letter of Credit fees payable under the first sentence of Section 3.3 of the Credit Agreement for the period from the date this Second Amendment to Credit Agreement becomes effective through the date through which such fees have been paid.

      Upon satisfaction of the foregoing conditions precedent to effectiveness the Agent shall so notify the Company and the Lenders and (i) EMCOR (UK) Limited shall cease to be a "Borrower" hereunder and shall cease to be obligated under the London Underground Application, Drake & Scull shall become a Borrower with a Sublimit as set forth above, the outstanding Revolving Loans from the Lenders to EMCOR (UK) Limited shall automatically be deemed refunded by Revolving Loans in a like amount made by the Lenders to Drake & Scull (all with the same force and effect as though Drake & Scull Engineering Ltd. had always been a Borrower under the Credit Agreement and had been the initial Borrower on such Revolving Loans) and in consideration thereof an equivalent amount of indebtedness of Drake & Scull owing to EMCOR (UK) Limited shall be deemed paid and satisfied and (ii) there shall be such nonratable borrowings and repayments of Revolving Loans under the Credit Agreement as shall be necessary so that after giving effect thereto the percentages of the Activated Commitments in use (including usage through participation in Letter of Credit liabilities and the amount of Revolving Loans owing each Lender) are identical. The Borrowers hereby authorize and direct the Agent to effect the foregoing nonratable borrowings and repayments by calling for borrowings from Bank of Scotland and LaSalle National Bank on their behalf and applying them to the repayment of Revolving Loans owing Harris Trust and Savings Bank in the amounts necessary to effectuate the foregoing. If this Second Amendment to Credit Agreement does become effective then on or before January 17, 1997 the Company shall cause all Restricted Subsidiaries benefited by the Letters of Credit identified on numbered lines 2 and 3 of Schedule I hereto to become jointly liable with the Company for reimbursing all drafts drawn thereunder in a manner reasonably satisfactory to the Required Lenders.

      If the conditions precedent to effectiveness set forth in this Section 6 have not been satisfied by the close of business on December 31, 1996, any party hereto may upon written or telecopy notice to the Agent withdraw its signature hereto, in which event this agreement shall be of no further force or effect.

      7.    Miscellaneous.

      Except as specifically amended hereby all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Second Amendment to Credit Agreement need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby. This Second Amendment to Credit Agreement shall be construed in accordance with an governed by the laws of Illinois and may be executed in counterparts and by separate parties on separate counterparts, each to constitute an original but all one and the same instrument.


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Dated as of this 24th day of December 1996.

                                EMCOR Group, Inc.


                             BY    /S/ Frank T. MacInnis
                                 -----------------------
                                 Its  Chairman of the Board, President

                             Dyn Specialty Contracting Inc.


                             BY    /s/  Frank T. MacInnis
                                 ------------------------
                                 Its  Executive Vice President

                             EMCOR (UK) Limited


                             BY    /s/  Frank T. MacInnis
                                 ------------------------
                                 Its  Director

                             Drake & Scull Engineering Ltd.


                             BY    /s/  Frank T. MacInnis
                                 ------------------------
                                 Its  Director

      Accepted and agreed as of the date last above written.

Commitment (both active and
inactive):  $78,250,000              Harris Trust and Savings Bank
Activated Commitment:  $43,250,000
Percentage:  66.538462%
                                     By      /s/  Joseph E. Long
                                           ---------------------
                                           Its  Vice President

Activated Commitment:  $11,750,000   BANK OF SCOTLAND
Percentage:  18.076923%
                                     By      /s/  Elizabeth Wilson
                                           -----------------------
                                           Its  Vice President

                                           565 Fifth Avenue
                                           New York, New York 10017
                                           Attention:  John P. Carlson


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Activated Commitment:  $10,000,000   LASALLE NATIONAL BANK
Percentage:  15.384615%
                                     By      /s/  Robert W. Frentzel
                                           -------------------------
                                           Its  First Vice President

                                           135 South LaSalle Street
                                           Chicago, Illinois 60603
                                           Attention:  Robert W. Frentzel





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                                    Exhibit F

                            Acknowledgement of Pledge


Harris Trust and Savings,
  as Agent
Chicago, Illinois

Gentlemen:

      Each of the undersigned may from time to time receive loans and advances from EMCOR Group Inc. and/or Dyn Specialty Contracting Inc. (the "Lenders"). This will serve to confirm that all such loans and advances will be evidenced by demand promissory notes in the form heretofore submitted to you (the "Notes"). Each of the undersigned acknowledge that the lending companies will be pledging the Notes to you as Agent for certain other from time to time lenders to the lending companies. Each of the undersigned acknowledge that you shall have the right to demand payment of the Notes by notice to the undersigned at its addresses shown below and each of the undersigned agrees that it shall pay the full balance of its Notes together with accrued interest thereon, to you at your offices in Chicago, Illinois upon such demand.

                                VERY TRULY YOURS,

                            [Insert Names and Addresses of Operating Companies]


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                                   Schedule I
                      Letters of Credit and Revolving Loans
                       Outstanding as of December 23, 1996

                                Letters of Credit

          Applicant               Amount                     Expiration Date
1.    EMCOR (UK) Limited       (pound)7,387,754                   12/31/96
      (Drake & Scull after
      giving effect to  amendment)
2.    EMCOR Group, Inc.        $12,210,022                         10/1/97
3.    EMCOR Group, Inc.        up to $12,160,475                   9/30/97

                                 Revolving Loans

                  BORROWER                                      Amount
            EMCOR Group, Inc.                       -0-
            DYN Specialty                           -0-
            Contracting, Inc.
            EMCOR (UK) Limited                      -$14,200,000